SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                           FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

 Check the appropriate box:
        [ ] Preliminary Proxy Statement
        [ ] Confidential, for Use of the Commission Only
              (as permitted by Rule 14a-6(e)(2))
        [X] Definitive Proxy Statement
        [ ] Definitive Additional Materials
        [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            FAUQUIER BANKSHARES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              [X] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.  Title of each class of securities to which transaction applies:

2.  Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.  Proposed maximum aggregate value of transaction:

5.  Total Fee Paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount Previously Paid:

2.  Form, Schedule or Registration Statement No.:

3.  Filing Party:

4.  Date Filed:

                            FAUQUIER BANKSHARES, INC.
                              10 COURTHOUSE SQUARE
                            WARRENTON, VIRGINIA 20186


                                 April 16, 2004

Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Fauquier Bankshares, Inc. (the "Company"), the holding company for The Fauquier Bank, to be held on May 18, 2004, at 11:00 a.m., Eastern Time, at The Fauquier Springs Country Club, Springs Road, Warrenton, Virginia.

The enclosed Notice of Annual Meeting and proxy statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of Yount, Hyde & Barbour, P.C., the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that shareholders may have regarding the business to be transacted. Detailed information relating to the Company's activities and operating performance is contained in our 2003 Annual Report, which is also enclosed.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY card PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE REPRESENTED. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, YOU SHOULD INSTRUCT YOUR BROKER OR NOMINEE HOW TO VOTE ON YOUR BEHALF, OR, IF YOU PLAN TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, BRING WITH YOU A PROXY OR LETTER FROM YOUR BROKER OR NOMINEE TO CONFIRM YOUR OWNERSHIP OF SHARES.

On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.

                                          Sincerely yours,


                                          /s/ C. Hunton Tiffany
                                          --------------------------------------
                                          C. Hunton Tiffany
                                          Chairman & Chief Executive Officer
                                          Fauquier Bankshares, Inc.

                            FAUQUIER BANKSHARES, INC.
                              10 COURTHOUSE SQUARE
                            WARRENTON, VIRGINIA 20186
                                 (540) 347-2700

                -------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, MAY 18, 2004

               --------------------------------------------------

                                                             Warrenton, Virginia
                                                             April 16, 2004


To the Shareholders of Fauquier Bankshares, Inc.:

NOTICE is hereby given that the ANNUAL MEETING OF SHAREHOLDERS OF FAUQUIER BANKSHARES, INC. (the "Company") will be held at THE FAUQUIER SPRINGS COUNTRY CLUB, SPRINGS ROAD, WARRENTON, VIRGINIA, ON TUESDAY, MAY 18, 2004, AT 11:00 A.M., EASTERN TIME (THE "ANNUAL MEETING"), for the following purposes:

         1. To elect five Class II directors to serve until the 2007 Annual Meeting of Shareholders of the Company and one Class I director to serve until the 2006 Annual Meeting of Shareholders of the Company, and until their successors are duly elected and qualify.

         2. To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company's independent public accountants to audit the books of the Company and its subsidiary for the current year.

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof, including whether or not to adjourn the Annual Meeting.

The Board of Directors has fixed the close of business on April 7, 2004, as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting.

A copy of the annual report of the Company for the year ended December 31, 2003, a proxy card and a proxy statement accompany this notice.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT IN PERSON, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY MAIL THE ENCLOSED PROXY CARD. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE THAT REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY. ANY SHAREHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED BY PROVIDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY.

IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT OR BY A BANK OR OTHER NOMINEE, YOU ARE CONSIDERED THE BENEFICIAL OWNER OF SHARES "HELD IN STREET NAME," AND THESE PROXY MATERIALS ARE BEING FORWARDED TO YOU BY YOUR BROKER OR NOMINEE. YOUR NAME DOES NOT APPEAR ON THE REGISTER OF SHAREHOLDERS AND IN ORDER TO BE ADMITTED TO THE MEETING, YOU MUST BRING A PROXY OR LETTER SHOWING THAT YOU ARE THE BENEFICIAL OWNER OF THE SHARES. UNLESS YOU HAVE OBTAINED A PROXY FROM YOUR BROKER OR NOMINEE, YOU WILL NOT BE ABLE TO VOTE AT THE MEETING AND SHOULD INSTRUCT YOUR BROKER OR NOMINEE HOW TO VOTE ON YOUR BEHALF.

                                             FAUQUIER BANKSHARES, INC.



                                             By Order of the Board of Directors


                                             /s/ H. Frances Stringfellow
                                             -----------------------------------
                                             H. Frances Stringfellow, Secretary

                            FAUQUIER BANKSHARES, INC.
                              10 COURTHOUSE SQUARE
                            WARRENTON, VIRGINIA 20186

                                 (540) 347-2700

                                 PROXY STATEMENT

                       SOLICITATION AND VOTING OF PROXIES

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fauquier Bankshares, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at THE FAUQUIER SPRINGS COUNTRY CLUB, SPRINGS ROAD, WARRENTON, VIRGINIA, ON TUESDAY, MAY 18, 2004 AT 11:00 A.M., EASTERN TIME (THE "ANNUAL MEETING"), and at any adjournments thereof.

The cost of proxy solicitation will be borne by the Company. Additional solicitations may be made by letter, e-mail, telephone or facsimile by the Company or by its directors or regular employees, without additional compensation therefor.

The Company began mailing this proxy statement and the form of proxy solicited hereby to its shareholders on or about April 16, 2004.

Any proxy given pursuant to this solicitation may be revoked by the person executing it at any time prior to its exercise by submitting to the Secretary of the Company a written notice of revocation or a properly-executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting.

                                VOTING SECURITIES

As of April 7, 2004, the record date fixed for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, there were 3,325,486 outstanding shares of common stock, which is the only class of stock of the Company. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Shares of stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted as specified therein. If no specification is made, signed proxy cards will be voted for the election of each of the nominees for director named in this proxy statement and in favor of the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company's independent auditors.

The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board of Directors or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under Virginia law, if a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. Approval of any other matter requires that the matter receive more votes "FOR" than votes "AGAINST" the matter. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customers) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, they are generally not counted for purposes of determining whether a matter has been approved, and therefore have no effect.

                                  PROPOSAL ONE:
                         ELECTION OF CLASS II DIRECTORS

The Company's articles of incorporation provide that the Board of Directors of the Company is classified into three classes (I, II and III), with one class being elected every year for a term of three years. In addition, under Virginia law, a director appointed to the Board of Directors in between meetings of the shareholders must stand for re-election at the next annual meeting of shareholders. The Board of Directors currently consists of fourteen directors. The terms of office of the Class II directors expire this year. In addition, John B. Adams, Jr. was appointed by the Board in December, 2003 to serve as a Class I director until the 2004 Annual Meeting.

Messrs. Ferrell, Haworth, Neale and Montgomery and Ms. Nevill, each of whom currently serves as a Class II director, are proposed for election as Class II directors. If elected, these individuals shall hold office until the 2007 Annual Meeting, and until their successors shall have been elected and shall qualify. Mr. Adams, who currently serves as a Class I director, is proposed for election as a Class I director. If elected, Mr. Adams shall hold office until the 2006 Annual Meeting, and until his successor shall have been elected and shall qualify.

Certain information is set forth below concerning the six nominees for election at the 2004 Annual Meeting, as well as the other Class I and III Directors who will continue in office until the 2006 and 2005 Annual Meetings, respectively.

NOMINEES FOR ELECTION AT 2004 ANNUAL MEETING
--------------------------------------------

                  CLASS II (TO SERVE UNTIL 2007 ANNUAL MEETING)

Randy K. Ferrell, 53, has been a director of the Company since 2003 and a director of The Fauquier Bank, the Company's operating subsidiary (the "Bank"), since 2002. He has been President and Chief Operating Officer of the Company since May 2003, Chief Executive Officer of the Bank since June 2003, and President of the Bank since 2002. He served as Senior Vice President of the Company from 1994 to May 2003. Mr. Ferrell was Chief Operating Officer of the Bank from 2002 to June 2003, Executive Vice President of the Bank, Commercial and Retail Banking and Management Information Systems from 2001 to 2002, and Senior Vice President, Commercial Lending from 1994 to 2001.

Stanley C. Haworth, 79, has been a director of the Company since 1984 and a director of the Bank, since 1971. Mr. Haworth has been an independent auctioneer since 1955 and the owner and general manager of Warrenton Nurseries since 1960.

Brian S. Montgomery, 51, has been a director of the Company and a director of the Bank since 1990. Mr. Montgomery has been owner and President of Warrenton Foreign Car, Inc. and Montgomery Auto Parts, both located in Warrenton, Virginia, since 1972.

Harold Paul Neale, 82, has been a director of the Company since 1984 and a director of the Bank since 1971. Mr. Neale has been a self-employed dairy farmer in Fauquier County, Virginia since 1965.

Pat H. Nevill, 57, has been a director of the Company and a director of the Bank since 1993. Ms. Nevill was associated with The Stable Door, Ltd., a retail clothing, gifts and tack sales business located in Warrenton, Virginia, as co-owner, director and Secretary-Treasurer, from 1976 until the business was sold in 2003.

                  CLASS I (TO SERVE UNTIL 2006 ANNUAL MEETING)

John B. Adams, Jr., 59, has been a director of the Company since 2003 and a director of the Bank since 2002. He was elected Vice Chairman of the Bank in January 2004. Mr. Adams was employed as President and Chief Executive Officer of Bowman Distillery from 1989 through October 2003. Mr. Adams serves as President and Chief Executive Officer of Bowman Companies, primarily a family real estate holding company, and is a director of Universal Corporation, headquartered in Richmond, Virginia.

The Board recommends that the shareholders vote "FOR" the above nominees as directors. The persons named in the proxy will vote for the election of the above nominees unless authority is withheld. The Board of Directors has no reason to believe that any of the above nominees will be unable to serve as a director. However, if any should be unable for any reason to accept the nomination or election, it is the intention of the persons named in the proxy to vote those proxies authorizing them to vote for the election of directors for the election of such other person or persons as the Board of Directors may in its discretion recommend.

DIRECTORS CONTINUING IN OFFICE AFTER 2004 ANNUAL MEETING
--------------------------------------------------------

                        CLASS III (TERMS EXPIRE IN 2005)

Alexander G. Green, Jr., 87, has been a director of the Company since 1984 and a director of the Bank since 1950. He is a retired U. S. Postmaster, merchant and farmer.

Douglas C. Larson, 57, has been a director of the Company and a director of the Bank since 1996. Mr. Larson has been Vice President of the Piedmont Environmental Council since December 2000. The Piedmont Environmental Council is a non-profit organization working to promote and protect the natural resources, the rural economy, the history and the beauty of the nine county Piedmont region. From 1990 through November 2000, he served as Executive Director of Airlie Foundation, a conference and research center in Fauquier County, Virginia.

D. Harcourt Lees, Jr., 81, has been a director of the Company since 1984 and a director of the Bank since 1954. He has owned and operated D. H. Lees & Company, Inc., a real estate brokerage, since 1946.

Randolph T. Minter, 44, has been a director of the Company and a director of the Bank since 1996. Mr. Minter has been President and owner of Moser Funeral Home, Inc. since 1990, having worked prior to that time in various positions at the funeral home since 1980. He also has owned and operated Bright View Cemetery, Inc. in Fauquier County, Virginia, since 1990.

H. Frances Stringfellow, 65, has been a director of the Company since 1999 and a director of the Bank since 2000. Ms. Stringfellow has been Corporate Secretary of the Company since 1991. She was an independent contractor administrative consultant to the Bank from June 1999 through December 2002, focusing on internal audit and strategic planning support. Ms. Stringfellow was employed by the Bank and served in various executive and other positions from 1986 until she retired as Senior Vice President, Administrative Services, in May 1999.

                         CLASS I (TERMS EXPIRE IN 2006)

C. H. Lawrence, Jr., 59, has been a director of the Company since 1984 and a director of the Bank since 1980. Mr. Lawrence is a business development consultant and has been an independent contractor with the Bank since February 1998. He was owner and general manager of Country Chevrolet, Inc. from 1976 to 1997. Mr. Lawrence served as Chairman of the Bank from March 1996 to March 1997.

John J. Norman, Jr., 41, has been a director of the Company and a director of the Bank since 1998. Mr. Norman has served as President and Principal Broker of Norman Realty, Inc., a commercial real estate sales and leasing brokerage in Manassas, Virginia, since June 2001. He served as Vice President and Associate Broker for Norman Realty, Inc. from 1991 to June 2001, and as a sales agent of the company from 1989 to 1991.

C. Hunton Tiffany, 64, has been a director and Chief Executive Officer of the Company since 1984 and a director of the Bank since 1974. He has been Chairman of the Company since March 1996 and of the Bank since March 1997. He served as Chief Executive Officer of the Bank from 1982 through May 2003. He also served as President of the Company from 1984 through June 2003, and as President of the Bank from 1982 through January 2002. He was Executive Vice President from 1974 to 1982, and has served in various other capacities with the Bank since being hired in 1965.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

INDEPENDENCE. A majority of the directors are "independent directors" as defined by the listing standards of NASDAQ and the SEC, and the Board of Directors has determined that these independent directors have no relationships with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The independent directors are Messrs. Adams, Green, Haworth, Larson, Lees, Minter, Montgomery, Neale, and Norman, and Mses. Nevill and Stringfellow.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS. Any shareholder who wishes to contact the Board of Directors or any of its members may do so by writing to Fauquier Bankshares, Inc., Board of Directors, c/o Corporate Secretary, 10 Courthouse Square, Warrenton, VA 20186. The Secretary of the Company will promptly forward all such communications to the specified addressees. Communications may also be directed to the Board of Directors through our website: www.fauquierbank.com under "Contact Us." Emails sent through our website clearly addressed to the Board of Directors or to a specific director will be forwarded by our webmaster as indicated.

MEETINGS AND ATTENDANCE. During the year ended December 31, 2003, the Board of Directors held eight meetings. Each director attended at least 75% of the aggregate of: (1) the number of Board meetings held during the period in which he or she has been a director and (2) the number of meetings of all committees on which he or she served.

The Company has not adopted a formal policy on board members' attendance at our annual meetings of shareholders, although all board members are encouraged to attend. All board members attended our 2003 annual meeting of shareholders.

AUDIT COMMITTEE. The Board has an Audit Committee, composed entirely of directors who satisfy the independence and financial literacy requirements for audit committee members under the NASDAQ listing standards and applicable SEC regulations. The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the independent auditors. The Audit Committee held seven official meetings and several informal discussions in fiscal 2003. The Audit Committee report is set forth below. The members of the Audit Committee are Messrs. Adams, Haworth, Larson, Neale and Norman, and Ms. Stringfellow. The Board of Directors has determined that Ms. Stringfellow and Mr. Norman qualify as audit committee financial experts as defined by SEC regulations and has designated them as the Company's Audit Committee Financial Experts.

COMPENSATION AND BENEFITS COMMITTEE. Executive compensation is primarily paid by the Bank. The Company has a Compensation and Benefits Committee, whose sole function is to act with respect to the Fauquier Bankshares, Inc. Director Deferred Compensation Plan, and the Fauquier Bankshares, Inc. Omnibus Stock Ownership and Long Term Incentive Plan. The committee, composed entirely of independent directors, held seven official meetings and several informal discussions in fiscal 2003. The members of the Company's Compensation and Benefits Committee are Messrs. Haworth, Larson, Minter, and Montgomery, and Mses. Nevill and Stringfellow.

These same directors serve as the Bank's Compensation and Benefits Committee, which approves the policies under which compensation is awarded to the Bank's Chief Executive Officer and to the Bank's other executive officers and oversees the administration of executive compensation programs. The Bank's Compensation and Benefits Committee held eight official meetings and several informal discussions during fiscal 2003.

COMMITTEE ON BOARD GOVERNANCE. The Board has a Committee on Board Governance, which is responsible for evaluating the Board's structure, personnel and processes. During 2003, the committee held one official meeting.

The members of the Committee on Board Governance are Messrs. Ferrell, Lawrence, Montgomery, Norman, and Tiffany and Ms. Stringfellow.


NOMINATING COMMITTEE. The Board established a Nominating Committee in December 2003, composed entirely of independent directors, to be responsible for making recommendations to the full Board regarding nominations of individuals for election to the Board of Directors. The committee did not meet during 2003. The committee does not currently operate pursuant to a charter, but the Board intends to have a written charter in place by the date of the Annual Meeting. The committee will consider candidates for directors proposed by shareholders. The committee has no formal procedures for submitting candidates and, until otherwise determined, will accept written submissions that include the name, address and telephone number of the proposed nominee, along with a brief statement of the candidate's qualifications to serve as a director. All such shareholder recommendations should be submitted to the attention of the Chairman, Nominating Committee, Fauquier Bankshares, Inc., 10 Courthouse Square, Warrenton, VA 20186, and must be received no later than March 2, 2005 in order to be considered for the next annual election of directors. Any candidates submitted by a shareholder are reviewed and considered in the same manner as all other candidates. The current nominees for Class I and II members of the Board of Directors were considered and determined by the entire Board at its meetings. The members of the Nominating Committee are Messrs. Adams, Larson, Lees, Montgomery and Norman.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, officers, directors and beneficial owners of more than 10% of the Company's common stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission to report their beneficial ownership of the Company's common stock as well as certain changes in such beneficial ownership. Based solely upon the Company's review of such reports, the Company believes that no officer, director or more than 10% beneficial owner failed to file required reports on Forms 3, 4 or 5 on a timely basis during the fiscal year ended December 31, 2003.

                           COMPENSATION OF MANAGEMENT

DIRECTORS' COMPENSATION
-----------------------

RETAINER. Non-employee directors of the Company and Bank received a retainer of $2,500 for service during the second half of 2003. Non-employee directors of the Company will receive a $5,000 retainer for service in 2004.

MEETING FEES. Non-employee directors of the Company receive a fee of $200 for each Board and committee meeting attended. Non-employee directors of the Bank receive a fee of $500 for each Bank Board meeting and $200 for each Bank committee meeting attended. However, no director may receive fees for more than two meetings held in any one day. Mr. Tiffany and Mr. Ferrell, the Company's employee directors, receive no additional compensation from the Company for their services as directors.

DIRECTOR DEFERRED COMPENSATION PLAN. Effective April 1, 1995, the Board approved and established a Director Deferred Compensation Plan (the "Deferred Compensation Plan"). This plan provides that any non-employee director of the Company or the Bank may elect to defer receipt of all or any portion of his or her compensation as a director. A participating director may elect to have amounts deferred under the Deferred Compensation Plan held in a deferred cash account credited on a quarterly basis with interest equal to the highest rate offered by the Bank at the end of the preceding quarter. Alternatively, a participant may elect to have a deferred stock account in which deferred amounts are treated as if invested in the Company's common stock at the fair market value on the date of deferral. The value of a stock account will increase and decrease based upon the fair market value of an equivalent number of shares of common stock. In addition, the deferred amounts deemed invested in common stock will be credited with dividends on an equivalent number of shares. Amounts considered invested in the Company's common stock are paid, at the election of the director, either in cash or in whole shares of common stock and cash in lieu of fractional shares. Directors may elect to receive amounts contributed to their respective accounts through up to five installment payments. The Company may establish a trust to hold amounts deferred and which accumulate under the plan. The purpose of the Deferred Compensation Plan is to give the non-employee directors the option of deferring current taxation on directors' fee income.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. The Board established, effective April 1, 1995, a Non-Employee Director Stock Option Plan (the "Option Plan"). The five-year term of the Option Plan expired in 1999. Under the Option Plan each director who was not an employee of the Company or the Bank received an option grant covering 2,240 shares of Company common stock on April 1 of each year during the five-year term of the Option Plan. The first grant under the Option Plan was made on May 1, 1995. The exercise price of awards was fixed at the fair market value of the shares on the date the option was granted. During the term of the Option Plan, a total of 123,200 shares of common stock could be granted and 120,960 shares of common stock were granted under the Option Plan. There are 96,820 options under the Option Plan remaining available to be exercised. The options granted under the Option Plan became exercisable six months from the date of grant except in the case of death or disability. Options that were not exercisable at the time a director's services on the Board terminated for reasons other than death, disability or retirement in accordance with the Company's policy were forfeited. The purpose of the Option Plan was to promote a greater identity of interest between non-employee directors and the Company's shareholders by increasing each participant's proprietary interest in the Company through the award of options to purchase Company common stock.

OMNIBUS STOCK OWNERSHIP AND LONG TERM INCENTIVE PLAN. Effective January 1, 2000, the Omnibus Stock Ownership and Long Term Incentive Plan (the "Omnibus Plan") established in 1998 for employees, was amended and restated to include non-employee directors. 180,000 shares of stock were reserved for non-employees during the ten-year term of the plan. The first grant to non-employee directors was made on May 23, 2000. Under the Omnibus Plan, non-qualified options to acquire shares of Company common stock, restricted stock, stock appreciation rights, and/or units may be granted from time to time to non-employee directors of the Company and of any of its subsidiaries.

Under the Omnibus Plan, 28,694 options were granted to non-employee directors at an exercise price of $8.13 in 2000, 28,214 options were granted to non-employee directors at an exercise price of $8.07 in 2001, and 25,732 options were granted to non-employee directors at an exercise price of $13.00 in 2002. There were no grants made in 2003. No options issued to non-employee directors under the Omnibus Plan had been exercised as of December 31, 2003. All option amounts have been adjusted to reflect the effect of stock splits.

EXECUTIVE COMPENSATION
----------------------

SUMMARY COMPENSATION TABLE. The following table sets forth the compensation accrued or paid by the Company or the Bank to the Chief Executive Officer of the Company, C. Hunton Tiffany, and to the other four most highly compensated executive officers of the Company and the Bank, Randy K. Ferrell, Gary R. Shook, Eric P. Graap and Rosanne T. Gorkowski (together with Mr. Tiffany, the "Named Executive Officers"), during the years 2003, 2002, and 2001.

                                                    SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                     ANNUAL COMPENSATION                AWARDS
                                        -------------------------------------------   ------------
                                                                          OTHER       SECURITIES
                                                                         ANNUAL       UNDERLYING        ALL OTHER
         NAME AND                                        BONUS(1)    COMPENSATION(2)     OPTIONS/     COMPENSATION(4)
   PRINCIPAL POSITION*         YEAR      SALARY ($)         ($)             ($)        SARS(3) (#)          ($)
   -------------------         ----      ----------      --------    ---------------  -----------     --------------
C. Hunton Tiffany              2003      198,468          78,293           --               --             6,000
Chairman & Chief               2002      193,816          74,402           --            4,000             5,100
Executive Officer              2001      190,389          76,871           --           21,748             5,100

Randy K. Ferrell               2003      165,000          68,777           --               --            11,270
President & COO                2002      142,000          51,899           --            8,756            10,473
                               2001      130,000          45,961           --           10,058            10,004

Gary R. Shook                  2003      123,393          31,098           --               --            99,677
Senior Vice President          2002      119,666          29,552           --            4,000            17,781
                               2001      116,000          30,533           --            9,020             2,819

Eric P. Graap                  2003      116,615          31,098           --               --             4,377
Senior Vice President &        2002      110,000          29,552           --            5,514             4,200
Chief Financial Officer        2001       97,000          30,533           --            9,344             1,334


Rosanne T. Gorkowski,          2003       86,489          22,135           --               --             3,222
Senior Vice President          2002       83,253          21,035           --            4,128             3,151
(Bank officer only)            2001       79,250          21,733           --            6,208             2,850


* Positions shown in table are Company positions. The Named Executive Officers also hold the following offices with the Bank: Mr. Tiffany, Chairman; Mr. Ferrell, President & Chief Executive Officer; Mr. Shook, Senior Vice President, Wealth Management Services, Mr. Graap, Senior Vice President & Chief Financial Officer; and Ms. Gorkowski, Senior Vice President, Administration & Human Resources.

(1)  Reflects incentive compensation paid under the Management Incentive Plan.

(2) The dollar value of perquisites and other personal benefits for each of the Named Executive Officers did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported in each of the three years reported for any of the Named Executive Officers.

(3) Reflects the number of incentive stock options and non-qualified stock options granted under the Omnibus Plan. Numbers have been adjusted to reflect stock splits.

(4) "All other compensation" for Mr. Tiffany, Mr. Graap and Ms. Gorkowski for 2003 consists of the 401(k) Savings Plan match paid by the Bank; for Mr. Ferrell for 2003 consists of $5,373 in split dollar life insurance premiums paid by the Bank on Mr. Ferrell's behalf and a 401(k) Savings Plan match of $6,000 paid by the Bank; and for Mr. Shook for 2003 consists of a 401(k) Savings Plan match of $1,379 paid by the Bank and $98,398 that Mr. Shook recognized as income as a result of his exercise and sale of incentive stock options prior to the expiration of the one-year holding period required for incentive stock option treatment under the Internal Revenue Code.

OMNIBUS STOCK OWNERSHIP AND LONG TERM INCENTIVE PLAN. Effective January 1, 2000, the Omnibus Stock Ownership and Long Term Incentive Plan (the "Omnibus Plan") established in 1998 for employees, was amended and restated to include non-employee directors. During the term of the Omnibus Plan, a total of 400,000 shares of stock may be granted to eligible employees. Under the Omnibus Plan, incentive stock options and non-qualified options to acquire shares of the stock, restricted stock, stock appreciation rights, and/or units may be granted from time to time to eligible employees of the Company and of any of its subsidiaries.

 In 2003, there were no grants made under the Omnibus Plan.

OPTION EXERCISE TABLE. The following table provides certain information with respect to the stock options exercised by the Named Executive Officers during 2003 and the number of shares of common stock represented by outstanding stock options held by the Named Executive Officers at December 31, 2003.


                        AGGREGATED OPTION EXERCISES IN 2003 AND 2003 FISCAL YEAR-END OPTION VALUES



                                                      Number of Securities Underlying         Value of Unexercised
                                                          Unexercised Options               In-the- Money Options At
                           Shares                           at Fiscal Year-End (#)           Fiscal Year-End ($)(1)
                         Acquired on        Valued        -----------------------        ------------------------------
Name                    Exercise (#)     Realized ($)    Exercisable   Unexercisable      Exercisable   Unexercisable
----                    ------------     -----------    -----------   -------------     -------------   ---------------
C. Hunton Tiffany            --                --          46,688          25,748            668,568         364,739
Randy K. Ferrell          5,366            52,962          16,412          18,814            223,006         239,506
Gary R. Shook            15,348           125,055           3,902          13,020             57,847         175,283
Eric P. Graap                --                --              --          14,858                 --         195,632
Rosanne T. Gorkowski         --                --              --          10,336                 --         134,739

----------
(1) In-the-money options are those for which the December 31, 2003 fair market value of the underlying shares of Company common stock (as determined by the closing price on The NASDAQ SmallCap Market) exceeds the exercise price of the option.

PENSION PLAN. The Bank has a non-contributory defined benefit plan which covers substantially all employees of the Bank who are 21 years of age or older, who have at least one year of service, and work a minimum of 1,000 hours per year.

         The plan's normal retirement benefit formula is as follows:

         (a) 1.35% of the participant's final 5-year average compensation per year of service up to 35 years, plus

         (b) 0.60% of the participant's final 5-year average compensation, in excess of his/her covered compensation level, per year of service up to 35 years.

For purposes of the pension plan, "covered compensation level" equals the average of the last 35 years of the social security wage base at normal retirement. The Bank's pension plan expense for the fiscal year ended December 31, 2003 was $411,994. Cash benefits under the plan generally commence on retirement, death or other termination of employment and are payable in various forms, generally at the participant's election. The plan is based on a straight life annuity assuming full benefit at age 65, no offsets, and covered compensation of $43,968 for a person age 65 in 2003. Compensation that may be taken into account for purposes of the pension plan is currently limited to $200,000 by Internal Revenue Code regulations and includes all regular pay, overtime and regular bonuses.

                               PENSION PLAN TABLE

                                YEARS OF SERVICE

Remuneration            10         15        20        25         30        35
------------            --         --        --        --         --        --
 $50,000              7,112     10,668    14,224    17,780     21,336    24,892
 $65,000             10,037     15,055    20,074    25,092     30,111    35,129
 $80,000             12,962     19,443    25,924    33,405     38,886    45,367
$100,000             16,862     25,293    33,724    42,155     50,586    59,017
$125,000             21,737     32,605    43,474    54,342     65,211    76,079
$150,000             26,612     39,918    53,224    66,530     79,836    93,142
$175,000             31,487     47,230    62,974    78,717     94,461   110,204
$200,000 and above   36,362     54,543    72,724    90,905    109,086   127,267



The monthly retirement benefit based on current compensation and assuming retirement at age 65, as well as final average earnings and approximate years of service as of October 1, 2003 for the Named Executive Officers is as follows:

                               Monthly Benefit    Final Average    Years of
    Name                           at 65            Earnings       Service
   -----                       ---------------    -------------    ---------
   C. Hunton Tiffany             $10,566            $200,000         39.00
   Randy K. Ferrell                6,107             156,338          9.00
   Gary R. Shook                   6,436             137,109          9.00
   Eric P. Graap                   3,412             131,238          3.00
   Rosanne T. Gorkowski            1,595              94,935          4.00

401(K) SAVINGS PLAN. The Bank has a defined contribution retirement plan under
Section 401(k) of the Internal Revenue Code of 1986, as amended, covering employees who have completed six months of service and who are at least 18 years of age (the "401(k) Savings Plan"). Under the plan participants may contribute an amount up to 15% of their covered compensation for the year, subject to certain limitations. The Bank may also make, but is not required to make, a discretionary matching contribution. The amount of this matching contribution, if any, is determined on an annual basis by the Bank's Board of Directors. The Bank made a contribution to the plan for the year ended December 31, 2003 of $109,130.

MANAGEMENT INCENTIVE PLAN. The Bank awards cash incentive compensation under a management incentive plan (the "Management Incentive Plan") to the Chief Executive Officer and other executive officers. Incentive compensation awards under the Management Incentive Plan are based on Bank's performance, as measured by the corporate objectives. An incentive compensation plan for Bank employees was approved by the Bank's Board of Directors during 2002 to be shared by all employees of the Bank, other than the executive officers (the "Employee Incentive Plan"). An incentive pool of $353,644 for 2003 was divided among all employees of the Bank, other than the executive officers.

There are no commission agreements between the Company or the Bank and their respective directors or officers.

SPLIT DOLLAR LIFE INSURANCE AGREEMENTS. On January 1, 1996, the Bank entered into a split dollar life insurance agreement with Mr. Ferrell pursuant to which the Bank purchased two existing policies of insurance on Mr. Ferrell's life. Pursuant to the agreement, the Bank pays a portion of the annual premium on the insurance policies. The policies provide for a combined death benefit of $440,000 to be paid to the beneficiaries named therein, and the Bank is entitled to the total policy proceeds in excess of the death benefits. The Bank paid $5,270 for premiums in 2003 in connection with these agreements.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. In 2000, the Board of Directors authorized the investment of a specially designed life insurance policy to be carried as an asset of the Bank and to be used to fund a supplemental retirement plan for Mr. Tiffany (the "SERP"). The initial investment of $749,000 was implemented on August 10, 2000, and was split equally between Jefferson Pilot Life Insurance and Southland Life Insurance Companies. At December 31, 2003, the approximate cash surrender value was $883,007.

CHANGE OF CONTROL AGREEMENTS. The Bank has entered into change of control agreements with each of the Named Executive Officers. The change of control agreements are intended to attract and retain experienced, well-qualified executive officers who will advance the best interests of the Bank. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of these executive officers.

The agreements become operative upon a change of control in the Bank. For purposes of the agreements, a change of control of the Bank occurs if, (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (but excluding any group of which an executive officer is a member), becomes the beneficial owner of securities of the Bank or of the Company having 20% or more of the combined voting power of the then outstanding Bank or Company securities that may be cast for the election of the Bank or Company directors, other than as a result of an issuance of securities initiated by the Bank or Company, as long as the majority of the Bank's Board of Directors approving the purchases is a majority at the time the purchases are made; or
(ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, contested election, or any combination of these events, the persons who were directors of the Bank or Company before such events cease to constitute a majority of the Bank or Company's Board of Directors, or any successor's board, within two years of the last of such transactions.

If, after a change of control occurs, an executive officer's employment is terminated within three (3) years, depending upon the agreement, the executive officer is entitled to receive the payments specified in the agreements, unless such termination was for cause or the executive officer terminates employment without good reason. "Cause" means the executive officer's gross negligence or willful misconduct, which is detrimental to the best interests of the Bank's business operations. "Good reason" means (i) a material change in the executive officer's functions, duties, responsibilities, authority, benefits or perquisites, or relocation of the executive officer's principal place of employment, (ii) removal from or failure to re-elect the executive officer to a current position, (iii) a reduction of the executive officer's base salary or a failure to increase such salary in accordance with cost-of-living increases, or
(iv) the failure of any successor to assume and agree to perform the agreements.

If an executive officer is terminated other than for cause or terminates employment for good reason: (i) the Bank is required to pay the executive officer as compensation for services rendered to the Bank a cash amount, subject to any applicable payroll or other taxes required to be withheld, equal to 2.99 times the highest annual compensation paid to the executive officer by the Bank for any six months ending with the executive officer's termination; (ii) in addition to the benefits to which the executive officer is entitled under the retirement plans or programs, in effect, the Bank is required to pay the executive officer a cash amount equal to the actuarial equivalent of the retirement pension to which the executive officer would have been entitled under the terms of such retirement plan or programs, without regard to "vesting" thereunder, had the executive officer accumulated three (3) additional years of continuous service after termination at the executive officer's base rate in effect at the time of termination, reduced by the single sum actuarial equivalent of any amounts to which the executive officer is entitled pursuant to the provisions of the retirement plans or programs; (iii) the Bank is required to maintain in full force and effect, for the continued benefit of the executive officer for a three-year period after termination, all employee benefit plans and programs or arrangements in which the executive officer was entitled to participate immediately prior to termination, or substantially similar programs if the executive officer's continued participation is not possible under the general terms and provisions of such existing plans and programs; and (iv) all stock options granted to the executive officer under any of the Bank's stock option plans shall become immediately exercisable with respect to all or any portion of the shares covered thereby, regardless of whether such options are otherwise exercisable. The Bank is required to reimburse the executive officer for any federal income tax liability incurred by the executive officer in connection with the exercise of such options that would not have been incurred by the executive officer in the absence of such options becoming immediately available upon a change of control.

If any payment made or benefit provided to an executive officer pursuant to the agreements would constitute an "excessive parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended and any regulations thereunder, thereby resulting in a loss of an income tax deduction by the Bank or the imposition of an excise tax on the executive officer under
Section 4999 of the Internal Revenue Code of 1986, as amended, then the payments scheduled under the agreements will be reduced to one dollar less than the maximum amount which may be paid without causing any such payment or benefit to be nondeductible.

               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEES
                            ON EXECUTIVE COMPENSATION

The following report of the Company's Compensation and Benefits Committee (the "Company Committee") and the Bank's Compensation and Benefits Committee (the "Bank Committee") provides information with respect to the compensation paid to the Company's and the Bank's executive officers for the year ended December 31, 2003.

Executive compensation is primarily paid by the Bank. Therefore, the executive compensation program of the Company and the Bank is primarily administered by the Bank Committee. The compensation program for executive officers consists of some or all of the following elements: base salary; performance-based cash awards under the Management Incentive Plan; grants under the Omnibus Plan; annual matching contributions under the 401(k) Savings Plan; split dollar life insurance, automobile allowances, and SERP compensation.

The executive compensation program is designed to enable the Company and the Bank to attract, retain and reward executive officers. The Company Committee and the Bank Committee intend to keep compensation levels competitive with a representative sample of the Bank's peer institutions. In 2003, the Company and Bank Committees contracted with an outside professional consultant for assistance in performing due diligence in regards to executive compensation and benefits. The goal was to insure that the Company and Bank maintain an executive compensation program that is equitable, competitive and reasonable. The peer group used includes other community banks of similar size, complexity, performance and relevant characteristics which are located in an appropriate geographic region. The committees' strategy is to maintain a structure within the executive compensation program that strengthens the link between executive compensation, the Bank's performance, individual performance of the executive officers and shareholder interests.

The following sections of this report describe the compensation program for executive officers in effect in 2003.

BASE SALARY. The base salary paid to the Bank's President & Chief Executive Officer is determined by the Bank Committee. The Bank Committee establishes performance thresholds or other measures that directly relate his base salary to operating performance and a review of the range of salaries earned by Chief Executive Officers within a representative peer group, although there is no predetermined point within such range at which the Bank Committee targets the salary. Mr. Tiffany, Chief Executive Officer of the Bank until May 2003, earned a salary at the midpoint of the range of salaries paid to the Chief Executive Officers of the Bank's peer group. Mr. Ferrell, promoted to Chief Executive Officer in May 2003, received a starting base salary approximately 10% below that of the peer group. The Bank Committee believes these 2003 base salaries are appropriate in relation to the Bank's performance and are consistent with the salaries earned by executive officers of the Bank's peer group.

For 2003, the President & Chief Executive Officer determined the base salaries paid to the other executive officers, which were reviewed and approved by the Bank Committee. The executive salaries were managed in relation to the salaries paid to executive officers in peer institutions, giving effect to operating performance, their relative contributions, and the experience of each executive officer. In determining base salary, a computer-based model developed by the outside consultant was utilized for computing salary increases based on performance reviews. The Bank Committee believes that the base salaries paid to the executive officers gave fair consideration to their individual contributions in 2003 and are competitive with the Bank's peer group.

In accordance with NASDAQ listing requirements, beginning in 2004 the Bank Committee will make all of the base salary determinations with respect to the executive officers.

MANAGEMENT INCENTIVE COMPENSATION. The Management Incentive Plan is recommended by the Bank Committee and approved by the Bank's Board of Directors. The Bank Committee determined the President & Chief Executive Officer's incentive compensation in 2003. The President & Chief Executive Officer determined the incentive compensation awards for executive officers of the Bank in 2003, based on each executive officer's achievement of his or her individual performance objectives. These objectives were tied to measurements directly related to corporate strategic objectives. These actions reflect a commitment to maintaining a strong incentive compensation plan that is directly related to maximizing long-term shareholder value.

For performance during 2003, the Bank awarded cash incentive compensation under the Management Incentive Plan totaling $253,536 for the Chief Executive Officer and other executive officers. The incentive compensation awards granted to the executive officers were based solely upon the Bank's performance as measured by the corporate objectives. Each of the executive officers met the performance objectives established for him or her for 2003.

In accordance with NASDAQ listing requirements, beginning in 2004 the Bank Committee will make all of the incentive compensation determinations with respect to the executive officers.

The Company Committee makes all stock option or other grants under the Omnibus Plan, upon consideration of the recommendations of the Bank Committee. There were no grants made in 2003.

401(K) SAVINGS PLAN MATCHING CONTRIBUTIONS. The 401(k) Savings Plan is a voluntary defined contribution benefit plan designed to provide additional incentive and retirement security for eligible employees of the Bank. All Bank employees over the age of 18 are eligible to participate in the 401(k) Savings Plan. The executive officers of the Bank participate in the 401(k) Savings Plan on the same basis as all other eligible employees of the Bank. Under the 401(k) Savings Plan, each eligible employee of the Bank may elect to contribute on a pre-tax basis to the 401(k) Savings Plan between 2% to 15% of his or her compensation, subject to certain limitations that may lower the maximum contributions of more highly compensated participants. The Bank's Board of Directors determines each year whether to match employee contributions based on the previous year's profitability. In 2003, the Bank matched fifty cents ($0.50) on each dollar contributed by an employee up to six percent (6%) of that employee's contribution.

SPLIT DOLLAR LIFE INSURANCE AGREEMENT. The Bank currently has a split dollar life insurance agreement with Mr. Ferrell, entered into on January 1, 1996. The policy provides for a combined death benefit of $440,000 to be paid to named beneficiaries, and the Bank is entitled to policy proceeds in excess of death benefits. The Bank paid $5,270 for premiums in January 2003 in connection with this agreement.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. In 2001, the Bank's Board of Directors authorized the investment of a specially designed life insurance policy to be carried as an asset of the Bank and to be used to fund a supplemental retirement plan for Mr. Tiffany. The initial investment of $749,000 was implemented on August 10, 2000, and was split equally between Jefferson Pilot Life Insurance and Southland Life Insurance Companies. At December 31, 2003, the approximate cash surrender value was $883,007. The Board's objective was to supplement Mr. Tiffany's expected retirement earnings under current plans to provide him with approximately 70% of his annual income at the time of retirement. The expected tax attributes, increases in cash value, and receipt of death benefits were believed to make the life insurance investment an effective means of paying for, or off-setting the cost of, the SERP.

STOCK OPTIONS. From 1998 to 2002, the Company awarded stock options to executive officers as a long-term incentive to align the executive officer's interest with those of other shareholders and to encourage significant stock ownership. Under the Omnibus Plan, the Company Committee granted to selected key employees options to purchase common stock at a price equal to the fair market value of the common stock on the date of grant. Employees selected under the Omnibus Plan are those key employees who, in the judgment of the Company

Committee, are in a position to materially affect the overall success of the Bank and its subsidiaries by reason of the nature and extent of their duties.


These grants were approved and ratified by the Company Committee and the Company Board of Directors. In awarding the grant to the executive officers, the Bank Committee considered numerous factors, including the Bank's operating performance, each executive officer's prior contributions and potential to contribute in the future and practices within the Bank's peer group with respect to granting options, although, none of these factors was individually determinative.

The stock options granted under the Omnibus Plan to employees generally become exercisable on the third anniversary of the date of grant. The option recipients, including Mr. Tiffany, will receive value from these grants only to the extent that the price of the Company's common stock exceeds the grant price. In 2003, the Company Committee, with Board approval, opted to begin utilizing other types of awards available under the Omnibus Plan, such as restricted stock. A plan was developed based primarily on the Company's operating performance, and awards will be considered following release by the Company's independent auditors of 2003 year-end results.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Bank Committee and the Company Committee are composed of outside, independent directors, none of whom was, during the fiscal year 2003, an employee of the Company, the Bank or their subsidiaries. Ms. Stringfellow was employed by the Bank and served in various executive and other positions from 1986 until she retired as Senior Vice President, Administrative Services, in May 1999.

This report is submitted by the Compensation and Benefits Committees of the Company and the Bank.

COMPENSATION AND BENEFITS COMMITTEE (BOTH THE COMPANY COMMITTEE AND THE BANK COMMITTEE):

     Brian S. Montgomery, Chairman                Stanley C. Haworth
     Douglas C. Larson                            Randolph T. Minter
     Pat H. Nevill                                H. Frances Stringfellow


                                STOCK PERFORMANCE

The following graph shows a comparison of total shareholder return on the Company's common stock based on its market price, assuming the reinvestment of dividends, with the cumulative total returns for the companies on the NASDAQ Stock Market (U.S.), and SNL Bank Stocks indices for the period beginning on June 16, 1999, the date that the Company's common stock became registered pursuant to the Securities Exchange Act of 1934, as amended, and ending on December 31, 2003. We believe the Company's performance is more accurately compared to companies in the banking industry, rather than the NASDAQ Total U.S. Index, which includes companies in diverse industries with market capitalizations many times the size of the Company's market capitalization.

The Stock Performance Graph also compares the Company's stock performance to the SNL $250M-$500M Bank Index in addition to the SNL Bank Index. The SNL $250M-$500M Bank Index, which includes the Bank, contains all banks and related holding companies from throughout the United States with total assets of between $250 million and $500 million, thus providing a larger and more appropriate measurement base to compare with the Company's stock performance. We believe that a comparison of the Company's stock performance to banks with similar assets is more accurate than a comparison of banks of all asset sizes.

                               [GRAPHIC OMITTED]

                                                     PERIOD ENDING
                               ---------------------------------------------------------
INDEX                          06/16/99  12/31/99  12/31/00  12/31/01  12/31/02 12/31/03
----------------------------------------------------------------------------------------
Fauquier Bankshares, Inc.       100.00     95.63     82.75    140.15    181.76   281.41
NASDAQ - Total US               100.00    161.94     97.49     77.34     53.46    80.53
SNL $250M-$500M Bank Index      100.00     95.60     92.05    130.77    168.63   243.64



                           RELATED PARTY TRANSACTIONS

The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with executive officers, directors, their immediate families and affiliated companies in which they are principal stockholders. Such loans were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2003, these loans amounted to $5,227,922. During 2003, total principal additions were $5,254,338 and total principal payments were $2,243,987.

INDEPENDENT CONTRACTOR AGREEMENTS. C. H. Lawrence, Jr., a non-employee director of the Company and the Bank, continues to provide business development and customer relations services to the Bank under an Independent

Contractor Agreement dated February 23, 1998, which contract is renewable annually. In 2003, compensation for his business development services amounted to $58,800.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

No person or entity is known to the Company to be the beneficial owner of more than five percent (5%) of the Company's common stock.

The following table sets forth, as of April 7, 2004, the number and percentage of shares of Company common stock held by each director and nominee of the Company, the Named Executive Officers, and all directors and executive officers of the Company and the Bank as a group. The business address of each beneficial owner is c/o Fauquier Bankshares, Inc., 10 Courthouse Square, Warrenton, Virginia 20186.

    NAME OF                            AMOUNT AND NATURE OF       PERCENT
    BENEFICIAL OWNER(S)                BENEFICIAL OWNERSHIP      OF CLASS
    -------------------                --------------------      --------
    John B. Adams, Jr.                       5,134                  *
    Randy K. Ferrell                        63,282(1)             1.89%
    Rosanne T. Gorkowski                     8,755(2)               *
    Eric P. Graap                           13,364(3)               *
    Alexander G. Green, Jr.                154,299(4)             4.62%
    Stanley C. Haworth                      97,699(5)             2.93%
    John J. Norman, Jr.                     15,499(6)               *
    Douglas C. Larson                       18,619(7)               *
    C. H. Lawrence, Jr.                     49,585(8)             1.49%
    D. Harcourt Lees, Jr.                   39,899(9)             1.19%
    Randolph T. Minter                      17,029(10)              *
    B. S. Montgomery                        36,163(11)            1.08%
    H. P. Neale                             60,107(12)            1.80%
    Pat H. Nevill                           34,979(13)            1.05%
    Gary R. Shook                           13,030(14)              *
    H. Frances Stringfellow                 23,691(15)              *
    C. Hunton Tiffany                      166,881(16)            4.91%
    All Bank & Company directors
      and executive officers as
      a group (18 persons):                818,822(17)           22.72%
---------------
*Percentage ownership is less than one percent of the outstanding shares of common stock.

For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days. All shares of common stock indicated in the above table are subject to the sole investment and voting power of the identified director or officer, except as otherwise set forth in the footnotes below.

         (1) Includes 26,470 shares that could be acquired within 60 days through the exercise of stock options.

         (2) Includes 2,547 shares held jointly with John P. Gorkowski, her husband, over which she shares voting power and investment power. Also includes 2,491 shares that could be acquired within 60 days through the exercise of stock options.

         (3) Includes 400 shares owned by Barbara Graap, his wife, as to which shares he disclaims beneficial ownership. Also includes 9,344 shares that could be acquired within 60 days through the exercise of stock options.

         (4) Includes 5,440 shares held jointly with Alexander G. Green, III, his son; 5,440 shares held jointly with Courtenay G. Mullen, his daughter; and 5,440 shares held jointly with Mary Blake Green, his daughter.

                Mr. Green shares voting and investment power with each of his children. Also includes 14,960 shares that could be acquired within 60 days through the exercise of stock options.

         (5) Includes 40,000 shares held in trust for Mildred W. Haworth, his wife, over which he shares voting and investment power; and includes 10,480 shares that could be acquired within 60 days through the exercise of stock options.

         (6) Includes 13,200 shares that could be acquired within 60 days through the exercise of stock options.

         (7) Includes 2,000 shares held jointly with Edith J. Larson, his mother, and 1,240 shares held jointly with Eliza C. Larson, his wife, over which he shares voting and investment power; and 13,960 shares that could be acquired within 60 days through the exercise of stock options.

         (8) Includes 12,720 shares that could be acquired within 60 days through the exercise of stock options.

         (9) Includes 17,200 shares that could be acquired within 60 days through the exercise of stock options.

        (10) Includes 15,200 shares that could be acquired within 60 days through the exercise of stock options.

        (11) Includes 10,376 shares held jointly with Patty M. Montgomery, his wife, over which he shares voting and investment power; and 17,200 shares that could be acquired within 60 days through the exercise of stock options.

        (12) Includes 20,576 shares owned by Fontaine G. Neale, his wife, as to which shares he disclaims beneficial ownership; and 14,460 shares that could be acquired within 60 days through the exercise of stock options.

        (13) Includes 1,600 shares owned jointly with H. T. A. Nevill, her husband, over which she shares voting and investment power; 12,000 shares owned by H. T. A. Nevill, as to which shares she disclaims beneficial ownership; 3,000 shares over which Mr. Nevill has voting power, as to which shares she disclaims beneficial ownership; and 17,200 shares that could be acquired within 60 days through the exercise of stock options.

        (14) Includes 420 shares held by Ann Rodman Shook, his wife, as custodian for their children, as to which shares he disclaims beneficial ownership; and 9,020 shares that could be acquired within 60 days through the exercise of stock options.

        (15) Includes 5,176 shares owned jointly with Dallas F. Stringfellow, her husband, over which she shares voting and investment power; 1,400 shares owned by Dallas F. Stringfellow, as to which shares she disclaims beneficial ownership; and 11,200 shares that could be acquired within 60 days through the exercise of stock options.

        (16) Includes 29,162 shares owned by Susanne J. McC. Tiffany, his wife, as to which shares he disclaims beneficial ownership; and 72,436 shares that could be acquired within 60 days through the exercise of stock options.

        (17) Includes 807 shares held by Mark A. Debes, Senior Vice President, Retail Division of the Bank, and 277,541 shares that could be acquired within 60 days through the exercise of stock options.

The Company is not aware of any arrangement that may operate at a subsequent date to effect a change in control of the Company.

                             AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The committee's responsibilities include providing for effective external audits of all corporate subsidiaries by a suitable independent accountant, providing for an effective and efficient internal audit program to serve all subsidiaries in an examining and advisory capacity, assisting the Board of Directors in fulfilling its fiduciary responsibilities for financial reporting and internal accounting and operations controls, and to act as an agent for the Board of Directors to help insure the independence of internal and external auditors, the integrity of management, and the adequacy of disclosures to shareholders.

The Company's management is responsible for preparing the Company's financial statements. The Company's independent auditors are responsible for auditing the financial statements. The committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited 2003 financial statements with management, and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, including their judgments about the quality, not just the acceptability, of the Company's accounting principles and underlying estimates in the Company's consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material terms that have been discussed with management of the Company; and other material written communication between the independent accountants and the management of the Company, such as any management letter or schedule of unadjusted differences.

The Audit Committee has received and has discussed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has considered the compatibility of non-audit services with the auditors' independence, and has discussed with the auditors the auditor's independence.

Based on its review and discussions with the auditors and management, the Audit Committee recommended, and the Board of Directors approved, that the audited financial statements be included in the Company's 2003 Annual Report and in the Company's Form 10-K for 2002 filed with the Securities and Exchange Commission.

The Audit Committee operates pursuant to a written charter that has been adopted by the committee and the Board of Directors and is reviewed annually. A copy is provided with this the proxy material as Appendix A.

The six members of the Audit Committee are independent as defined by NASD Marketplace Rule 4200(a)(15) of the NASDAQ listing standards.

    AUDIT COMMITTEE:
           John B. Adams, Jr.              H. P. Neale
           Stanley C. Haworth              John J. Norman, Jr.
           Douglas C. Larson               H. Frances Stringfellow, Chairman



                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors selected Yount, Hyde & Barbour, P.C., independent public accountants to certify the Company's annual financial statements for the year ended December 31, 2003. Yount, Hyde & Barbour, P.C. has acted as the independent accountant for the Company since January 1, 1986. Yount, Hyde & Barbour, P.C. has also acted as the independent accountant for the Bank, the Company's wholly owned subsidiary, since January 1, 1986. A representative of Yount, Hyde & Barbour, P.C. is expected to be present at the meeting with the opportunity of making a statement if he so desires, and to respond to appropriate questions of the shareholders.

In addition to the audit of the 2003 financial statements of the Company and the Bank, Yount, Hyde & Barbour, P.C. performed audit-related services for the Bank, including the preparation of the Bank's income tax returns, tax planning, and other accounting services. The retention of Yount, Hyde & Barbour, P.C. to perform the audit-related services was pre-approved by the Audit Committee of the Company and the Bank with the knowledge that they also assisted in the preparation of the Bank's income tax returns, did tax planning, and performed other accounting services, as is compatible with maintaining the accountants' independence.

                            PRINCIPAL ACCOUNTING FEES

Fees paid to Yount, Hyde & Barbour for the years 2002 and 2003 are shown below:

                                      2003                      2002
                            ------------------------------------------------
                               FEES     PERCENTAGE        FEES     PERCENTAGE
                            ------------------------------------------------
Audit fees                  $ 47,728       52.8%       $ 45,468       37.5%
Audit-related fees            36,634       40.5%         40,295       33.3%
Tax fees                       6,088        6.7%          5,000        4.1%
All other fees                    --          0%         30,372       25.1%
                            ------------------------------------------------
                            $ 90,450        100%       $121,135      100%
                            ------------------------------------------------

A description of these fees is as follows:

         Audit-related fees: Director's examination of the Wealth Management Services division, Information Technology systems audit, FHLB collateral verification audit, ACH agreed-upon procedures, Public Funds agreed-upon procedures and consultation concerning financial accounting and reporting standards and other related issues.

         Tax fees: Preparation of federal and state tax returns and consultation related to estimated quarterly taxes and compliance related issues.

         All other fees: Agreed-upon procedures for the internal audit function.

                              PRE-APPROVAL POLICIES

Pursuant to the terms of the Company's Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company's independent public accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services does not impair the accountants' independence. The Audit Committee has delegated interim pre-approval authority to Ms. Stringfellow, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

                                  PROPOSAL TWO:
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected the firm of Yount, Hyde & Barbour, P.C. as independent public accountants to audit the books of the Company and the Bank for the current year, to report on the consolidated statement of financial position and related statement of earnings of the Company and the Bank, and to perform such other appropriate accounting services as may be required by the Board. The Audit Committee and the Board of Directors recommends that the shareholders vote "FOR" ratifying and approving the selection of Yount, Hyde & Barbour, P.C. for the purposes set forth above. The Company has been advised by Yount, Hyde & Barbour, P.C. that the firm did not have any direct financial interest or any material indirect financial interest in the Company and the Bank in 2003. Should the shareholders vote "AGAINST" ratification, the Audit Committee will consider a change in auditors for the next year.

                           ANNUAL REPORT ON FORM 10-K

FINANCIAL STATEMENTS OF THE COMPANY ARE CONTAINED IN THE ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2003, WHICH ACCOMPANIES THIS PROXY STATEMENT. UPON REQUEST, THE COMPANY WILL PROVIDE, AT NO COST TO THE SHAREHOLDER, A COPY OF THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, INCLUDING THE FINANCIAL STATEMENTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                PROPOSALS FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

The deadline for submitting shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2005 Annual Meeting of Shareholders is December 17, 2004. Any such proposal received at the Company's principal executive offices after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.

The deadline for submitting shareholder proposals to be presented at the 2005 Annual Meeting of Shareholders, but which will not be included in the proxy statement and form of proxy relating to such meeting, is March 2, 2005. Any such proposal received by the Company's principal executive offices after such date will be considered untimely and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

                                  OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof, including whether or not to adjourn the Annual Meeting.

                                RETURN OF PROXIES

WHETHER OR NOT YOU EXPECT TO ATTEND THIS ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD AS PROMPTLY AS POSSIBLE TO ASSURE REPRESENTATION OF YOUR SHARES AND HELP ASSURE A QUORUM FOR THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

                                           FAUQUIER BANKSHARES, INC.

                                           By Order of the Board of Directors

                                           /s/ C. Hunton Tiffany
                                           -----------------------------------
                                           C. Hunton Tiffany
                                           Chairman & Chief Executive Officer


Warrenton, Virginia
April 16, 2004

                                                                      APPENDIX A

                            FAUQUIER BANKSHARES, INC.
                               BOARD OF DIRECTORS
                             AUDIT COMMITTEE CHARTER

STATEMENT OF POLICY
-------------------

         A soundly conceived, effective Audit Committee is essential to the management, operation, and financial reporting process of Fauquier Bankshares, Inc. and its subsidiaries (the "Company"). The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibilities to the shareholders, potential shareholders, and investment community in overseeing and monitoring (1) the quality and integrity of the Company's financial statements and the Company's accounting and financial reporting processes, (2) the independent auditor's qualifications, independence and performance, (3) the performance of the Company's internal audit function, and (4) the compliance by the Company with legal and regulatory requirements. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditor, the internal auditors, and the financial management of the Company.

         The Audit Committee shall have the sole authority to select, evaluate and, where appropriate, replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

ORGANIZATION

         MEMBERS
         -------

         The Audit Committee shall be composed of at least three (3) directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. Each member of the Audit Committee shall meet the independence and financial literacy requirements of the listing requirements of The NASDAQ Stock Market, Inc.,
Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission"), as determined by the Board. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the member's financial sophistication. In addition, at least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Commission or the Company shall explain why it has no such expert in the Company's annual report. Audit Committee members shall not simultaneously serve on the audit committee of more than two other public companies. The members of the Audit Committee and its Chair shall be annually appointed by the Board of Directors. Audit Committee members may be replaced by the Board.

         Committee membership standards will be maintained in accordance with applicable banking laws and regulations.

         MEETINGS
         --------

         The Audit Committee shall meet as often as it determines, but not less frequently than once per fiscal quarter. For the transaction of business at any meeting of the Audit Committee, a majority of the members shall constitute a quorum. The act of a majority of the committee members participating at any meeting of the Audit Committee at which a quorum is present shall be the act of the Audit Committee.

         At the committee's discretion, the management of the Company, internal auditor, independent auditor and/or Corporate Secretary may be requested to attend any meeting or portion thereof of the Audit Committee. Any such attendance by a person who is not a member of the Audit Committee shall be in non-voting capacity.

         The Audit Committee shall provide an open avenue of communication between the internal and independent auditor and the Audit Committee, and periodically shall meet separately in private sessions with management, the internal auditor, and the independent auditor. The Audit Committee shall report on its activities to the Board of Directors on a regular basis.

         MINUTES
         -------

         Minutes shall be prepared for all meetings of the Audit Committee to document the committee's discharge of its responsibilities. The minutes shall provide an accurate record of the proceedings, and shall be read and approved at the next meeting of the Audit Committee.

         The Minutes of the Audit Committee actions shall be presented to the Board of Directors at its next regular or special meeting.

         ANNUAL EVALUATION AND CHARTER
         -----------------------------

         The Audit Committee shall evaluate the performance of the Audit Committee annually, and review and reassess the adequacy of Audit Committee Charter annually and recommend any proposed changes to the Board of Directors for approval.

OUTSIDE ADVISORS
----------------

         The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of: (i) compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company (ii) and compensation to any advisors employed by the Audit Committee, and (iii) ordinary administrative expenses of the Audit Committee for carrying out its duties. to retain special legal, accounting or other consultants to advise the committee.

AUTHORITY AND RESPONSIBILITIES

         The Audit Committee has authority to conduct or authorize investigations into any matters within its scope of responsibilities.

         In fulfilling its stated role under the Audit Committee's Statement of Policy, the responsibilities of the Audit Committee are as follows:

OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

The Audit Committee shall:

1. Be directly responsible, in its capacity as a committee of the Board of Directors, for the appointment, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review of attest services for the Company. In this regard, the Audit Committee shall exercise sole authority to appoint, evaluate, and, as necessary, replace the independent auditor (subject, if applicable, to shareholder ratification). The independent auditor shall report directly to the Audit Committee.

2. Preapprove all audit and permitted non-audit services, and the compensation, fees and terms for such services provided by the independent auditor, subject to the de minimis exception for permitted non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been preapproved). In addition, the Audit Committee shall establish policies and procedures for the engagement of the independent auditor to provide permitted non-audit services, which may include approval in advance by a subcommittee or member or members of the Audit Committee of all permitted non-audit services to be performed by the independent auditor.

3.   Review and evaluate the lead partner of the independent auditor team.

4.   At least annually, obtain a report by the independent auditor describing:
     (a) the auditing firm's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with any such issues.

5. At least annually, obtain and review a report by the independent auditor describing any relationships between the auditor and the Company and any other relationships that may adversely affect the independence of the auditor. Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor. Evaluate the qualifications, performance and adequacy of the quality controls of the auditor and consider the independence of the auditor, including whether the auditor's provision of permitted non-audit services is compatible with maintaining the auditor's independence. The committee shall present its conclusions with respect to the independent auditor to the Board of Directors.

6. Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

7. Set clear hiring policies for employees and former employees of the independent auditor.

8. Meet with the independent auditor prior to the audit to discuss the planning, staffing and scope of the audit. The audit scope shall include a requirement that the independent auditor inform the Committee of any significant changes in the audit plan.

OVERSIGHT OF FINANCIAL REPORTING AND DISCLOSURE MATTERS

9. Review and discuss with management the Company's financial reporting process, financial statements and major disclosures, and the adequacy and effectiveness of the Company's system of internal controls and disclosure controls and procedures.

10. Review and discuss with the independent auditor the Company's system of internal controls, including information technology security and control and including any major issues as to the adequacy of the Company's internal controls (together with management's responses and any special steps adopted in light of material control deficiencies).

11. Review and discuss with the independent auditor the adequacy of the Company's financial reporting process and receive from the independent auditor reports required by the SEC.

12. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and management's critical accounting policies and practices, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

13. Review and discuss with management and the independent auditor the Company's quarterly financial statements, including the results of the independent auditor's reviews of the quarterly financial statements and disclosures made in management's discussion and analysis and management's critical accounting policies and practices, prior to the filing of its Form 10-Q.

14. Review and discuss with management and the independent auditor their analyses of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, the appropriateness of accounting principles followed by the Company, significant changes in the Company's selection or application of accounting principles, and major issues regarding the Company's accounting principles and financial statement presentations.

15. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

16. Request and receive from the independent auditor, and review with the independent auditor, a report relating to (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

17. Meet periodically with management, the independent auditor, and the internal auditor to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

18. Discuss with management and the independent auditor the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

19. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form10-K and Form 10-Q about any significant deficiencies or material weaknesses in the design or operation of internal controls and any fraud involving management or other employees who have a significant role in the Company's internal control over financial reporting.

20. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any audit problems or difficulties, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements between management and the independent auditor, and management's response thereto.

21. Prepare a report for inclusion in the Company's proxy statement, disclosing that the Audit Committee reviewed and discussed the audited financial statements with management and discussed with the independent auditor the matters required by Statement on Auditing Standards No. 61 and, based upon these discussions, recommend to the Board of Directors whether the audited financial statements should be included in the annual report on Form 10-K.

OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

22. Review the annual internal audit program in terms of the scope of the audit conducted or schedules of the audit to be conducted, and review the internal audit budget and staffing levels.

23. Discuss with the independent auditor and management the internal auditor's responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

24. Review the significant reports to management prepared by the internal auditor and management's responses.

25. On a regular basis, meet separately with the internal auditor team leader to discuss any matters that the Committee or the internal auditor believes should be discussed outside of management's presence.

26. Appoint and, as necessary, replace the internal auditor, if such function is outsourced, or if such function is staffed internally by the Company, appoint and as necessary, replace the senior internal auditing staff member.

27. Review the effectiveness of the internal audit function, including whether or not the function should be outsourced or staffed internally.

28. Inquire regarding the adequacy and effectiveness of the Company's system of internal controls and any recommendations for improvements.

COMPLIANCE OVERSIGHT RESPONSIBILITIES

29. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

30. Obtain reports from management, the internal auditor team leader and the independent auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company's Code of Conduct and Ethics.

31. Review reports and disclosures of insider and affiliated party transactions and pre-approve all such transactions required to be approved pursuant to the listing standards of The NASDAQ Stock Market, Inc.

32. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

33. Discuss with the Company's legal counsel matters that may have a material impact on the financial statements or the Company's compliance policies.

34. Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.

LIMITATION OF THE AUDIT COMMITTEE'S ROLE

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is recognized that the members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession. As such, it is not the duty of the Audit Committee or its members to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

     Each member of the Audit Committee shall be entitled to rely on (1) the integrity of the persons and organizations within and outside the Company from which it receives information, (2) the accuracy of financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall promptly be reported to the Board of Directors) and (3) representations made by management as to any non-audit services provided by the independent auditor to the Company.

Adopted by the Board of Directors, Fauquier Bankshares, Inc. March 18, 2004.
H. F. Stringfellow, Corporate Secretary

                                 REVOCABLE PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            FAUQUIER BANKSHARES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

                        MAY 18, 2004, 11:00 EASTERN TIME

         The undersigned hereby appoints C. H. Lawrence, Jr., R. T. Minter and
J. J. Norman, Jr. and each of them (with full power to act without the others) to act as proxy for the undersigned, and to vote all shares of Common Stock of Fauquier Bankshares, Inc. (the "Company") which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on May 18, 2004, at 11:00 a.m. Eastern Time, at The Fauquier Springs Country Club, Springs Road, Warrentown, Virginia, and at any adjournments thereof, as set forth on the reverse side.

                 (CONTINUED AND TO BE MARKED ON THE OTHER SIDE)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                            FAUQUIER BANKSHARES, INC.

                                  MAY 18, 2004

                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                            ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.

     Please detach along perforated line and mail in the envelope provided.

--------------------------------------------------------------------------------
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS PRESENTED.
   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
                YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
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1.  The election as directors of all nominees listed (except as marked to the contrary below):

CLASS II AND CLASS I NOMINEES:

[ ]  FOR ALL NOMINEES           o R.K. Ferrell     Class II
                                o S.C. Haworth     Class II
[ ]  WITHHOLD AUTHORITY         o B.S. Montgomery  Class II
     FOR ALL NOMINEES           o H.P. Neale       Class II
                                o P.H. Nevill      Class II
[ ]  FOR ALL EXCEPT             o J.B. Adams, Jr.  Class I
     (See instructions below)


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:
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To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that      [ ]
changes to the registered name(s) on the account may not be submitted via this method.

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2.  The ratification of the selection of Yount, Hyde & Barbour, P.C., as independent public accountants for the corporation for 2004.

                FOR             AGAINST           ABSTAIN

                /  /             /  /              /  /

     THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXY HOLDERS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE PROXY HOLDERS KNOW OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and Proxy Statement dated April 16, 2004 and of the 2003 Annual Report to Shareholders.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.




Signature of Shareholder                               Date:
                         ----------------------------
Signature of Shareholder                               Date:
                         ----------------------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.